Exhibit 3.1










                                     AMENDED


                                     BYLAWS

                                       OF

                           SPECTRASITE HOLDINGS, INC.

                                 AMENDED BYLAWS

                                       OF

                           SPECTRASITE HOLDINGS, INC.


                                    ARTICLE I
                                     OFFICES

     1. Principal Office. The principal office of the Corporation shall be located in Wake County, North Carolina or such other place as is designated by the Board of Directors.

     2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

     3. Other Offices. The Corporation may have offices at such other places either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

          1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or in the waiver of notice thereof.

          2. Annual Meeting. The annual meeting of the stockholders shall be held at the principal office of the Corporation during the month of December of each year on any day in that month (except a Saturday, Sunday or legal holiday) and at such time as is determined by the Board of Directors, and designated in the notice of meeting, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

          3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by Section 2 of this Article II of these Bylaws, a substitute annual meeting may be called in accordance with the provisions of
Section 4 of this Article II as soon thereafter as convenient. A meeting so called shall be designated and treated for all purposes as the annual meeting. The shares represented at such substitute annual meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

          4. Special Meetings. Special meetings of the stockholders may be called at any time by the President, Secretary or the Board of Directors of the Corporation, or by any stockholder pursuant to the written request of the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. At any special meeting of the stockholders, only such business may be transacted which is related to the purposes of such meeting set forth in the notice thereof given pursuant to Section 5 of this Article II or in any waiver of notice given pursuant to Section 6 of this Article II.

         5.       Notice of Meetings.

                  (a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, President, Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting on the record date as explained in Section 6 of Article VII. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the record of stockholders of the Corporation, with the correct postage thereon prepaid.

                  (b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware General Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

                  (c) When a meeting is adjourned for thirty (30) days or more, or when a new record date is fixed after the adjournment for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat to the persons present at such meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, notice shall be given pursuant to Section 5 of this Article II to all persons not in attendance or those persons departing such adjourned meeting before such announcement was made.

         6. Waivers of Notice. Whenever notice is required to be given to any stockholder under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         7. Voting Lists. At least ten (10) days before each meeting of the stockholders the Secretary of the Corporation shall prepare an alphabetical list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at a location in the city where such meeting is to be held or at the place where such meeting is to be held for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any stockholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting.

         8.       Quorum.

                  (a) Unless otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present. In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by the Board of Directors or the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. If a later quorum is present at an adjourned meeting, then any business may be transacted which might have been transacted at the original meeting.

                  (b) The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

         9.       Voting of Shares.

                  (a) Every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record of stockholders determined in accordance with
Section 6 of Article VII.

                  (b) Except in the election of Directors, the vote of a majority of the shares voted on any matter at a meeting of stockholders, duly held and at which a quorum is present, shall be the act of the stockholders on that matter, unless a vote by a greater number is required by law or by the Certificate of Incorporation or Bylaws of the Corporation.

                  (c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter. Elections of Directors shall be by ballot only.

                  (d) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote;
except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

         10. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the stockholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of thirty-six (36) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

         11.      Inspectors of Election.

                  (a) Appointment of Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

                  (b) Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                  (c) Vote of Inspectors. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                  (d) Report of Inspectors. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         12. Informal Action by Stockholders. Any action which is required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. When corporate action is taken without a meeting by less than unanimous written consent, prompt notice shall be given to those stockholders who have not consented in writing. Such signed and dated action must be filed with the Secretary of the Corporation to be kept in the Corporate minutes book, whether done before or after the action so taken, but in no event later than sixty (60) days after the first signature date.

                                   ARTICLE III
                                    DIRECTORS

         1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board may establish pursuant to these Bylaws.

         2. Number, Term and Qualification. The number of persons serving as Directors of the Corporation shall be not less than five (5) nor more than fifteen (15) as may be fixed or changed from time to time, within the minimum and maximum, by the stockholders or by the Board of Directors. Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         3.  Election  of  Directors.  Except as  provided  in Section 5 of this
Article III, the Directors shall be elected at the annual meeting of the stockholders, and those persons who receive the highest number of votes shall be deemed to have been elected. Election of Directors shall be by written ballot.

         4. Removal. Directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him. If any Directors are so removed, new Directors may be elected at the same meeting.

         5. Vacancies. A vacancy occurring in the Board of Directors, including, but not limited to, a vacancy created by an increase in the authorized number of Directors or resulting from the stockholders' failure to elect the full authorized number of Directors, may be filled by the Board of Directors or if the Directors remaining in office constitute less than a quorum of the Directors, they may fill the vacancy by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director. If the vacant office was held by a Director elected by a voting group, only the remaining Director or Directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors.

         6. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of stockholders and perform such other duties as may be directed by the Board of Directors. Until a Chairman of the Board of Directors is elected, the President of the Corporation shall preside at the meetings of the Board of Directors and stockholders.

         7. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

         8.       Executive and Other Committees.

                  (a) The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members an Executive Committee and one or more other Committees each consisting of one or more Directors, and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors and may authorize the corporate seal to be affixed to all papers which may require it, except no such committee shall have authority as to the following matters: (i) the dissolution, merger or consolidation of the Corporation, or the sale, lease or exchange of all or substantially all of the property of the Corporation; (ii) the amendment of the Certificate of Incorporation; (iii) the amendment or repeal of the Bylaws or adoption of new Bylaws; (iv) the declaration of a dividend; (v) the issuance of stock; (vi) the adoption of a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

                  (b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility or liability imposed upon it or him by law.

                  (c) If a committee member is absent or disqualified, the qualified members present at a meeting, even if not a quorum, may unanimously appoint another Board of Directors member to act in the absent or disqualified member's place.

                  (d) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

                  (e) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

                  (f) Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

                  (g) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE IV
                              MEETING OF DIRECTORS

         1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings.

         2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the President or any two Directors.

         3.       Notice of Meetings.

                  (a) Regular meetings of the Board of Directors may be held without notice.

                  (b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice or waiver of notice shall specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

                  (c) A Director may waive notice of any meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         4. Quorum. A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         5.       Manner of Acting.

                  (a) Except as otherwise provided in this Section, the act of a majority of the Directors then in office shall be the act of the Board of Directors, unless a greater number is required by law, the Certificate of Incorporation of the Corporation, or a Bylaw adopted by the stockholders.

                  (b) A Director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

                  (c) The vote of a majority of the number of Directors then in office shall be required to adopt a resolution constituting an Executive
Committee or other committee of the Board. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a Bylaw, or to adopt a resolution dissolving the Corporation without action by the stockholders, in such circumstances as authorized by law. Vacancies in the Board of Directors may be filled as provided in Section 5 of Article III of these Bylaws.

         6. Informal Action by Directors. Action taken by the Directors or members of a committee of the Board of Directors without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all of the Directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

         7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in the meeting shall be deemed presence in person at such meeting.

                                    ARTICLE V
                                    OFFICERS

         1. Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

         2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

         3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Resignations. Any officer may resign at any time in writing by notifying the Board or the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of any officer shall be without prejudice to the contract rights of the Corporation, if any.

         5. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         6. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws. He shall, in the absence of a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and stockholders. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of

President and such other duties as may be prescribed by the Board of Directors from time to time.

         7. Vice Presidents. The Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, but not limited to, Marketing, Finance, Manufacturing and Personnel.

         8. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, Directors and committees. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of the Secretary and such other duties as may be assigned to him from time to time by the President or Board of Directors.

         9. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each stockholder within one hundred twenty (120) days of the close of each fiscal year. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         10. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

         11. Controller and Assistant Controllers. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of

Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

         12. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bonds to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                          CONTRACTS, LOAN AND DEPOSITS

         1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contracts or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances, or otherwise limited.
         2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors specifying which officer(s) may effect such indebtedness on behalf of the Corporation. Such authority may be general or confined to specific instances.

         3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers or agent or agents, of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND OTHER TRANSFER

         1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         2. Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holders' duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation, as the case may be. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

         3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

         4.       Closing Transfer Books and Fixing Record Date.

                  (a) For the purpose of determining the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held. Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         5. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

         6. Holder of Record. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the Corporation's shares.

         7. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

                                  ARTICLE VIII
                        INDEMNIFICATION AND REIMBURSEMENT
                            OF DIRECTORS AND OFFICERS

         1. Indemnification for Expenses and Liabilities. Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including, but not limited to, a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities.

         The Board of Directors of the Corporation shall take all such actions as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

         Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

         The right granted herein shall not be limited by the provisions contained in Section 145 of the Delaware General Corporation Law or any successor to such statute.

         2. Advance Payment of Expenses. The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

         3. Insurance. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

         4. Definitions. The following terms as used in this Article shall have the following meanings. "Proceedings" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee" and "agent" include the estate or personal representative of a director, officer, employee or agent. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

         2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form or seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word "Seal" in the center.

         3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the Delaware General Corporation Law or under the provisions of the charter or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into a clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of stockholders entitled to exercise a majority of voting power of the Corporation, or, if the Certificate of Incorporation of the Corporation so permits, by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors or by unanimous written consent.

         The Board of Directors shall have no power to adopt a Bylaw: (i) changing the statutory requirement for a quorum of Directors or action by Directors or changing the statutory requirement for a quorum of stockholders or action by stockholders; (ii) providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof; (iii) increasing or decreasing the number of Directors; or (iv) classifying and staggering the election of Directors.

         THIS IS TO CERTIFY that the above Bylaws were duly adopted by the stockholders of the Corporation by action taken, without a meeting, effective the 28th day of April, 1999.

                                                   /s/ David P. Tomick
                                                   David P. Tomick, Secretary